Exhibit 99.1

PRESS RELEASE

Autoliv holds Capital Markets Day—sets 2020 targets

(Frankfurt, Germany, September 14, 2017) – At its Capital Markets Day, on September 14, Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, will outline its strategy for shareholder value creation and sets 2020 targets for Passive Safety and Electronics as standalone entities.

In a separate press release issued today, Autoliv announced that its Board of Directors has instructed management to conduct a strategic review of its operating structure with the intent to create separate companies of its two current business segments, Passive Safety and Electronics. The intent is to create two publicly traded companies capable of addressing two distinct, growing markets with leading product offerings and thereby create additional value for shareholders, customers and other stakeholders as compared to the current, combined structure of Autoliv. The strategic review process will evaluate this and other options.

Although the strategic review has been initiated, there is no guarantee that the review will result in any transaction, including a separation or listing of the businesses. If the separation takes place, the process is estimated to take around one year under most separation scenarios. Updates to the progress of the strategic review will be provided in a timely manner.

Autoliv has been reporting its Passive Safety and Electronics businesses as two separate segments since the beginning of 2016.

The 2020 targets for Passive Safety as a standalone entity are as follows, based on the assumptions described further below in this release:

•	To surpass $10 billion in sales, indicating an annual growth rate of around 8% from 2017.

•	To increase its current Passive Safety market share from 39% to 45% or more.

•	To reach an adjusted* operating margin of around 13%.

In addition, Passive Safety’s 2022 target and ambition for 2025 is to maintain its market share and to grow sales at least in line with the Passive Safety market, which is estimated to be one percent above the light vehicle production growth.

The 2020 targets for Electronics as a standalone entity are as follows, based on the assumptions described further below in this release:

•	To reach $3 billion in sales, indicating an annual growth rate of 10% from 2017. This target includes that Active Safety surpasses $1 billion in sales.

•	An adjusted* operating margin of 0-5%.

In addition, for 2022, Electronics’ targets sales of around $4 billion, indicating a CAGR in 2017-2022 of around 12% as compared to an estimated CAGR of 10% for the Electronics market. For 2022, Active Safety targets sales of around $2 billion, indicating a 2017-2022 CAGR of around 23%, essentially in line with the estimated CAGR for the Active Safety market.

For 2025, Electronics’ ambition is to surpass $6 billion in sales, with Active Safety sales of around $4 billion, indicating a 2017-2025 CAGR approximately in line with the estimated CAGR for the Active Safety market of around 23%.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

“The targets set for Passive Safety and Electronics illustrate the high expectations we have for the future development of our businesses as standalone entities. The expectations for Passive Safety are based on its strong order intake since 2015, where the strong sales growth we foresee supports the adjusted* operating margin of around 13% we estimate for Passive Safety in 2020. The rapid and broad based build-up of Electronics’ technologies, partnerships and customer presence since 2015 is the foundation for our expectation that Electronics and Active Safety will keep pace with market growth in the years to come,” said Jan Carlson, Chairman, President and CEO.

During the Capital Markets Day, Autoliv will also detail its view of the market development for its main businesses, including estimates of the Active Safety market (includes Vision, Radar, ADAS ECUs and LiDAR) reaching approximately $24 billion by 2025 indicating a CAGR of approximately 23% from 2017. The Passive Safety market (Airbags, Seatbelts and Steering Wheels) is expected to grow to $25 billion by 2025, indicating a CAGR of about 3% from 2017.

The above targets and ambitions set out for Passive Safety and Electronics on a standalone basis are based on the assumption that following the strategic review initiated today, the Board approves a separation of Passive Safety and Electronics into two publicly listed entities. There is no guarantee that this will occur. All Passive Safety and Electronics standalone targets and assumptions presented illustrate what these businesses may look like as standalone entities and include several key assumptions and uncertainties, including among others:

(i)	That the Board approves a separation of our two operating segments into standalone companies.

(ii)	An allocation of various corporate costs, which may not be reflective of actual costs of separate companies pursuing their respective strategies.

(iii)	That it is anticipated that the Electronics business would have additional overhead costs and thus a slight margin compression in the near-term while the Passive Safety business would have a slight margin support from a different allocation of corporate costs.

(iv)	That the product portfolio will be consistent with current segment portfolios.

(v)	That certain items such as transaction costs and costs of any transition services are not reflected in the targets and ambitions.

At the event, the Company’s Electronics business will show the rapid development in the past few years of its technology competence and partnership network, as well as a significant broadening of its product offering and customer list.

The following provides a summary of the order intake for the two operating segments:

•	Electronics order intake in 2016 of around $0.8 billion was almost double that of 2015 of which Active Safety order intake in 2016 of around $0.4 billion was more than 50% higher than in any previous year.

•	Passive Safety increased its order intake from $1.3 billion in 2014 to $2.2 billion in 2015 and $2.3 billion in 2016, continuing to $2.4 billion for the last twelve months (end of August 2017). This represents an order intake share increasing from 37% in 2014 to around 50% in 2015, 2016 and for the last twelve months.

Normally there is about 18 to 36 months from time of order to start of production.

During the weeks following the Capital Markets Day, Autoliv management intends to conduct non-deal roadshows to meet investors in Europe and the US.

Autoliv will also at the event update some of its end of decade (2019) targets, under the current corporate structure.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

•	To surpass $12 billion in sales, which is an increase from the previous target of “reach $12 billion.” Of the more than $12 billion in sales, more than $9.5 billion are expected to come from the Passive Safety business segment and around $2.5 billion from the Electronics business segment. The previous sales target as outlined at the 2015 CMD was for Sales of around $12 billion of which “around $9 billion were expected to come from the Passive safety business segment and around $3 billion from the Electronics business segment.”

•	To increase operating margin in the Passive Safety segment, which is a higher target compared to the previous target of “at least maintaining the current margin level”.

•	To report an operating margin in the Electronics segment of 0-5%, which is a lower target than the previous “to reach the long-term corporate margin target range”

•	To grow adjusted Earnings per Share* (EPS) faster than the targeted sales growth in 2015-2019 (confirming the previous target).

Presentations from management at the Capital Markets Day will be made available on the autoliv.com website under Investors – Presentations & Transcripts at 08.00 AM CET on September 14, 2017.

Inquiries:

Investors

Ray Pekar, Vice President Investor Relations Americas.	Tel +1 248 794-4537

Anders Trapp, Vice President Investor Relations.	Tel +46 (0)8 5872 0671

Media
Thomas Jönsson, Group Vice President, Corporate Communications	Tel +46 (0)8 5872 0627

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the VP of Investor Relations set out above, at 07.00 CET on September 14, 2017.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 70,000 employees in 27 countries. In addition, the Company has 22 technical centers in ten countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2016 amounted to about US $10.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Non-U.S. GAAP measures

* In this press release we refer to non-U.S. GAAP measures such as operating margin excluding capacity alignment and antitrust related costs, and EPS excluding antitrust related costs. The forward looking non-U.S. GAAP financial measures above are provided on a non-U.S. GAAP basis. Autoliv has not provided a U.S. GAAP reconciliation of these measures because items that impact these measures, such as costs related to capacity alignments and antitrust matters cannot be reasonably predicted or determined. As a result, such reconciliation is not available without unreasonable efforts and Autoliv is unable to determine the probable significance of the unavailable information. CAGR based on assumptions LTM’s are year-end figures.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com occur in the future. All forward-looking statements, including without limitation, statements related to the Company’s strategic review of its operating structure or the terms, timing or structure of any such transaction as a result of such review, if any; the outlook for Passive Safety and Electronics as separate businesses; statements related to the future performance of the Company or of any such businesses if any such transaction is completed; other targets regarding the Company’s performance as a single entity; management’s examination of historical operating trends and data, as well as estimates of future sales, operating margin, cash flow, effective tax rate or other future operating performance or financial results, are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “estimates”, “expects”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “may”, “likely”, “might”, “would”, “should”, “could”, or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier, changes in general industry and market conditions or regional growth or decline; changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies, consolidations, or restructurings; divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; our ability to be awarded new business; product liability, warranty and recall claims and investigations and other litigation and customer reactions thereto; (including the resolution of the Toyota recall); higher expenses for our pension and other postretirement benefits, including higher funding requirements for our pension plans; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims; our ability to protect our intellectual property rights; negative impacts of antitrust investigations or other governmental investigations and associated litigation relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes impacting or limiting our business; political conditions; dependence on and relationships with customers and suppliers; the uncertainty as to which strategic alternatives may be available with respect to the Electronics business, whether any transaction will be commenced or completed as a result of such review, and the timing and value of any such transaction; risks related to the potential separation of the Electronics business; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com